                                                                    Exhibit 21.1

List of Subsidiaries

Name of Subsidiary:                     Jurisdiction of Incorporation or Organization:
-------------------------------------   ----------------------------------------------

Dalian Best Metals Ltd.                 China
Gilinox s.r.l.                          Romania
Raas Metals Ltd.                        Cyprus
Primapol-Metal-Spot s.r.o.              Czech Republic
Primapol Polska Sp. Z.o.o.              Czech Republic
Shintu Inc.                             Delaware
Materials Technology Solutions L.L.C.   New Jersey
Hadco Metal Trading Co., LLC            Delaware
Edit Industrial Buildings Ltd.          Israel
El-Zon Holdings Ltd.                    Israel
Ilrali Sheet Processing Ltd.            Israel